EXHIBIT 10.1

SECOND AMENDMENT TO FIRST AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This Second Amendment to First Amended and Restated Revolving Credit Agreement (the “Second Amendment”) is made and entered into as of October 7, 2022, but effective October 7, 2022, by and between Byline Bancorp, Inc., a Delaware corporation (“Borrower”), with offices at 180 N. LaSalle Street, 3rd Floor, Chicago, IL 60601, and CIBC Bank USA, an Illinois chartered bank (together with successors and assigns, the “Lender”), with offices at 120 S. LaSalle Street, Chicago, IL 60603, as further identified below.

W I T N E S S E T H:

Whereas, prior hereto, the Borrower and the Lender have heretofore executed a First Amended and Restated Revolving Credit Agreement dated October 9, 2020 (collectively, the “Loan Agreement”), which may be further amended from time to time, and the Borrower (and if applicable, certain third parties) have executed a Negative Pledge Agreement dated October 11, 2018, as amended by First Amendment thereto dated October 9, 2020, a Sixth Amended Revolving Note dated October 8, 2021 , as amended by Seventh Amended Revolving Note dated October 7, 2022, but effective October 7, 2022 (the “Seventh Amended Revolving Note”), and the collateral documents which may or may not be identified in the Agreement and certain other related documents (collectively, together with the Loan Agreement, the “Loan Documents”), setting forth the terms and conditions upon which the Borrower has obtained revolving loans from time to time up to the maximum amount of Fifteen Million and 00/100ths Dollars ($15,000,000.00) (collectively, the “Loan Amount”), as may be amended from time to time;

Whereas, certain loans and/or other extensions of credit under the Loan Agreement and/or other Loan Documents incur or are permitted to incur interest, fees, commissions or other amounts based on the LIBOR Rate;

Whereas, the applicable parties under the Loan Agreement have determined in accordance with the Loan Agreement and any other applicable Loan Document (if any) that as of the “Second Amendment Effective Date” (as hereinafter defined) (the “LIBOR Loan Discontinuance Date”), any Credit Extension (as hereinafter defined) bearing interest or incurring fees, commissions, or other amounts based on the LIBOR Rate, including any Credit Extension nominally based on a “Prime Rate” or other term generally indicating usage of a benchmark other than the LIBOR Rate but which may apply the LIBOR Rate in accordance with such term (such Credit Extensions, “LIBOR Credit Extensions”) shall no longer be available and shall be replaced by SOFR Credit Extensions;

Whereas, Borrower desires Lender to, among other things, (a) extend the Revolving Loan Maturity Date from October 7, 2022, to October 6, 2023, and (b) modify certain financial covenants and reporting requirements (collectively, the “Additional Financial Accommodations”);

Whereas, Lender is willing to provide the Additional Financial Accommodations, but solely on the terms and subject to the provisions set forth in this Second Amendment and the other agreements, documents and instruments referenced herein or executed and delivered pursuant hereto;

Now, Therefore, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower hereby agree as set forth in this Second Amendment:

I. Definitions:

A. Use of Defined Terms. Except as expressly set forth in this Second Amendment, all terms which have an initial capital letter where not required by the rules of grammar are defined in the Loan Agreement, as amended hereby. Unless otherwise indicated, any reference to a “Section” is a reference to a Section of the Loan Agreement, as amended.

B. Amended Definitions. Effective as of the Second Amendment Effective Date, Section 1.1 of the Loan Agreement is hereby amended by substituting the definitions set forth below for the corresponding definitions set forth in the Loan Agreement:

Business Day means a day of the week (but not a Saturday, Sunday or holiday) on which the Chicago, Illinois offices of Lender are open to the public for carrying on substantially all of Lender’s business functions, provided, however, that when used in the context of a SOFR Loan, the term “Business Day” shall also exclude any day that is not also a SOFR Business Day. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

Revolving Loan Maturity Date means the earlier to occur of October 6, 2023, or the Termination Date.

The Borrower has executed a Seventh Amended Revolving Note to reflect that the Revolving Loan Maturity Date is October 6, 2023.

C. New Definitions. Effective as of the Second Amendment Effective Date, the following new definitions are hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

Benchmark is defined in Section 6.9.

Benchmark Conforming Changes is defined in Section 6.9.

Benchmark Replacement is defined in Section 6.9.

Benchmark Replacement Adjustment is defined in Section 6.9.

Benchmark Replacement Date is defined in Section 6.9.

Benchmark Transition Event is defined in Section 6.9.

Benchmark Transition Start Date is defined in Section 6.9.

Benchmark Unavailability Period is defined in Section 6.9.

Continue, Continuation and Continued each means the continuation of a SOFR Loan based on Term SOFR from one Term SOFR Interest Period to another Term SOFR Interest Period pursuant to Section 3.6.

Credit Extension means any loan, advance, borrowing, letter of credit or other financial accommodation or extension of credit of any type by Lender from time to time made or permitted to be made under the Loan Documents.

Second Amendment Effective Date means October 7, 2022.

Floor means a rate of interest equal to zero and 05/100ths percent (0.05%).

LIBOR Definition means any term defined in any Loan Document as in effect prior to the Second Amendment Effective Date, however phrased, primarily relating to the determination, calculation or replacement of LIBOR Rate, including by way of example applicable terms phrased as “Early Opt-in Election”, “LIBOR Rate”, “LIBOR Loan”, “LIBOR Margin”, “LIBOR Office”, “Benchmark Replacement”, “Benchmark Transition Event”, “Benchmark Unavailability Period”, and “Early Opt-in Election”.

LIBOR Related Provision means any term defined in or provision of any Loan Document as in effect prior to the Second Amendment Effective Date (other than a LIBOR Definition) that references or has effect with respect to the LIBOR Rate, a LIBOR Definition, a LIBOR Credit Extension, or another LIBOR Related Provision (solely as it relates to the LIBOR Rate, a LIBOR Definition or a LIBOR Credit Extension), including by way of example (a) terms phrased as “Applicable Margin”, “Business Day” and “Type”, and (b) provisions addressing (i) borrowing and payment mechanics relating to LIBOR Credit Extensions, (ii) the inability to determine or make credit extensions based on, or the replacement of, LIBOR Rate, (iii) reimbursement for costs, compensation for losses, or indemnity relating to LIBOR Credit Extensions, and (iv) exculpation with respect to LIBOR Rate. To the extent that a LIBOR Related Provision references or has effect with respect to a Credit Extension other than a LIBOR Credit Extension, such LIBOR Related Provision shall not constitute a LIBOR Related Provision for purposes hereof and shall continue in force and effect in accordance with its terms.

Reference Time with respect to any setting of the then-current Benchmark means (a) if such Benchmark is Term SOFR, then approximately a time substantially consistent with market practice two (2) SOFR Business Days prior to (i) if the date of such setting is a SOFR Business Day, such date or (ii) otherwise, the SOFR Business Day immediately preceding such date and (b) if such Benchmark is not Term SOFR, then the time determined by Lender in accordance with the Benchmark Conforming Changes. If by 5:00 pm (New York City time) on any interest lookback day, Term SOFR in respect of such interest lookback day as described in clause (a) above has not been published on the SOFR Administrator’s Website, then Term SOFR for such interest lookback day will be Term SOFR as published in respect of the first preceding SOFR Business Day for which Term SOFR was published on the SOFR Administrator’s Website; provided that such first preceding SOFR Business Day is not more than three (3) SOFR Business Days prior to such interest lookback day.

Relevant Governmental Body means the Federal Reserve Board, the Federal Reserve Bank of New York, a committee officially endorsed or convened by either thereof, or any successor thereto.

SOFR means, with respect to any SOFR Business Day, a rate per annum equal to the secured overnight financing rate for such SOFR Business Day.

SOFR Administrator means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR selected by Lender in its reasonable discretion).

SOFR Administrator’s Website means the website of the SOFR Administrator, currently at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html, or any successor source for Term SOFR identified by the SOFR Administrator from time to time.

SOFR Borrowing means the SOFR Loans comprising a borrowing of Loans.

SOFR Business Day means any day other than a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

SOFR Interest Rate means, with respect to each day during which interest accrues on any portion of a SOFR Loan, subject to the terms and conditions of this Agreement, the rate per annum (expressed as a percentage) equal to (i) Term SOFR for the applicable Term SOFR Interest Period for such day; or (ii) if the then-current Benchmark has been replaced with a Benchmark Replacement pursuant to Section 6.9, such Benchmark Replacement for such day; provided that if Lender shall exercise its rights under Section 3.1, Section 6.2 or Section 6.3, the Prime Rate, plus the Default Rate if applicable, shall apply for such day. Notwithstanding the foregoing, the SOFR Interest Rate shall not at any time be less than zero percent (0.00%) per annum.

SOFR Loan means a Loan that bears interest at a rate based on Term SOFR.

Term SOFR means, with respect to each day of any applicable SOFR Loan for any Term SOFR Interest Period, the greater of (a) the forward-looking term rate for a period comparable to such Term SOFR Interest Period based on SOFR that is published by the SOFR Administrator and is displayed on the SOFR Administrator’s Website at approximately the Reference Time for such Term SOFR Interest Period and (b) the Floor. Unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 6.9, in the event that a Benchmark Replacement with respect to Term SOFR is implemented, then all references herein to Term SOFR shall be deemed references to such Benchmark Replacement.

Term SOFR Interest Period means with respect to that portion of the Loan bearing interest based on Term SOFR, a period of one (1) month, to the extent such tenor is an Available Tenor, commencing on a SOFR Business Day as selected by Borrower in accordance with this Agreement, or on such other SOFR Business Day as is acceptable to Lender and Borrower; provided, however, that (a) if any Term SOFR Interest Period would end on a day other than a Business Day, such Term SOFR Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Term SOFR Interest Period shall end on the next preceding Business Day, (b) any Term SOFR Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Term SOFR Interest Period) shall end on the last Business Day of the last calendar month of such Term SOFR Interest Period, (c) no Term SOFR Interest Period shall extend beyond the Maturity Date and (d) no tenor that has been removed from this definition pursuant to Section 6.9 shall be available for specification in any borrowing request. For purposes hereof, the date of a Loan or SOFR Borrowing initially shall be the date on which such Loan or SOFR Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or SOFR Borrowing.

II. Discontinuance of LIBOR Credit Extensions.

A. LIBOR Credit Extensions. Notwithstanding any provision of the Loan Agreement or any other Loan Document to the contrary, from and after the LIBOR Loan Discontinuance Date, whether or not the LIBOR Rate is operational or reported or otherwise available in the market as of such date: (i) no LIBOR Credit Extension shall be available, requested or made, and (ii) any request for a new Credit Extension as, or to convert an existing Credit Extension to, or to continue an existing LIBOR Credit Extension as, a LIBOR Credit Extension shall be ineffective.

B. Deletion of LIBOR Definitions and Provisions. Subject to the provisions of this Second Amendment, from and after the LIBOR Loan Discontinuance Date, (a) the LIBOR Definitions shall be deemed deleted from the Loan Agreement and any other applicable Loan Document and of no further force or effect, and (b) the LIBOR Related Provisions of the Loan Agreement and any other applicable Loan Document (other than LIBOR Related Provisions of the type described in clauses (b)(iii) and (iv) of the definition thereof) shall be deemed amended such that such LIBOR Related Provisions shall no longer reference or have effect as it relates to (i) the LIBOR Rate, (ii) any LIBOR Definition, (iii) any LIBOR Credit Extension, (iv) any other LIBOR Related Provision, or (v) dates, times, activities or other matters relating to London or the United Kingdom.

C. Letter of Credit and Other Fees. To the extent that any fee or other amount under the Loan Agreement or any other Loan Document, such as a fee for issuing or maintaining a letter of credit, is based upon or calculated with reference to a percentage per annum or other margin which is added to the LIBOR Rate to determine the aggregate rate of interest or fee that applies to a LIBOR Credit Extension, such fee or other amount shall reference the SOFR margin in Section 3.1.1(a) for a Term SOFR Interest Period of one (1) month.

D. Existing LIBOR Credit Extensions. All LIBOR Credit Extensions requested, made and in effect prior to the LIBOR Loan Discontinuance Date shall be converted on the LIBOR Loan Discontinuance Date to Credit Extensions based upon SOFR, with all Loans being converted to SOFR Loans with a Term SOFR Interest Period of 1 month. Accrued and unpaid interest and fees for all Credit Extensions shall be due and payable by Borrower on the LIBOR Loan Discontinuance Date. No breakage fees shall be payable by any party with respect to Credit Extensions that are so converted.

III. Availability of New SOFR Credit Extensions. From and after the LIBOR Loan Discontinuance Date, to the extent that, prior to giving effect to the provisions of Sections II.A. and II.B of this Second Amendment, the Loan Agreement or any other Loan Document required or permitted any Credit Extension to be requested, made or maintained as a LIBOR Credit Extension, (a) such type of Credit Extension shall be available, and may be requested, made and maintained, as a SOFR Credit Extension, subject to satisfaction of the applicable provisions set forth in Section 6 of the Loan Agreement and the other provisions of the Loan Agreement and any other applicable Loan Documents, and (b) any term or provision of the Loan Agreement or any other applicable Loan Document (other than a LIBOR Definition) so referencing or applicable to a LIBOR Credit Extension prior to the effectiveness of this Second Amendment shall be deemed to reference and be applicable to a SOFR Credit Extension, unless, and to the extent that, such provision is superseded or otherwise modified by this Second Amendment.

IV. Amendments. Effective as of the Second Amendment Effective Date, the Loan Agreement is hereby amended as follows:

A. Loan Procedures. Section 2.2 of the Loan Agreement is hereby amended by deleting Section 2.2 in its entirety and substituting therefor the following:

“2.2 Notice of Borrowing. Borrower shall give written notice (each such written notice, a “Notice of Borrowing”) substantially in the form of Exhibit E or telephonic notice (followed immediately by a Notice of Borrowing) to Lender not later than 11:00 A.M., Chicago time, at least one (1) Business Day prior to the proposed date of any Revolving Loan. Such notice shall be effective upon receipt by Lender, shall be irrevocable, and shall specify the date and amount of borrowing. Each borrowing shall be on a Business Day. Each borrowing shall be in an aggregate amount of at least $100,000 and an integral multiple of at least $50,000. Notwithstanding the foregoing, Lender may, in its sole discretion, process an advance against the Revolving Loan Commitment on the same Business Day provided that (a) Borrower shall have provided Lender with a Notice of Borrowing not later than 11:00 A.M., Chicago time on such day; and (b) in lieu of the SOFR Interest Rate, any such Loan shall accrue interest at the Prime Rate plus/minus any applicable spread.”

B. Interest Rates. Section 3 of the Loan Agreement is hereby amended by deleting Section 3 in its entirety and substituting therefor the following:

“SECTION 3 INTEREST.

3.1 Interest Rates. Borrower promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

3.1.1 Revolving Loan. Lender agrees to extend the Revolving Loan to Borrower in accordance with the terms of, and subject to the conditions set forth in, this Agreement, the Revolving Note and the other Loan Documents. All sums advanced and outstanding from time to time under any Revolving Loan shall bear interest per annum at a rate equal to either (a) the SOFR Interest Rate plus 195 basis points, but in no event less than two and 00/100ths percent (2.00%) per annum, or (b) the Prime Rate minus 75 basis points, floating, but in no event less than two and 00/100ths percent (2.00%) per annum. Notwithstanding anything herein to the contrary, in no event shall the interest rate in option (a) or option (b) be less than two and 00/100ths percent (2.00%) per annum. Borrower shall communicate to the Lender not less than three (3) Business Days prior to the commencement of a Term SOFR Interest Period whether Borrower elects to utilize option (a) or option (b) for the upcoming Term SOFR Interest Period and if Borrower fails to deliver notice of Borrower’s election to Lender not less than three (3) Business Days prior to the commencement of an Interest Period, all such borrowings shall be treated as an election by Borrower to utilize option (b). The unpaid principal balance plus all accrued but unpaid interest on the Revolving Loan shall be due and payable on the Revolving Loan Maturity Date in accordance with the terms of the Revolving Note and this Agreement.

3.1.2 Same Day Prime Rate Revolving Loan. If, as provided in Section 2.2, Borrower requests and Lender grants an extension of credit within the same Business Day, thereby waiving the three-day prior notice requirement, any such Revolving Loan shall bear interest at the Prime Rate rather than the SOFR Interest Rate and margin described above. Furthermore, in the event a same day Revolving Loan is accommodated, any references in this Agreement addressing the payment or administration of interest shall be interpreted to substitute Prime Rate for any other reference, but only to the extent necessary to properly administer the “Prime Rate Loan” and effect the good faith intent of the parties.

3.1.3 Rates. Lender does not warrant or accept responsibility for, and shall not have any liability with respect to, (i) the continuation, administration, submission or calculation of or any other matter related to the Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Conforming Changes. Lender and its affiliates or other related entities may engage in transactions that affect the calculation of the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. Lender may select information sources or services in its reasonable discretion to ascertain the Benchmark pursuant to the terms of this Agreement and shall have no liability to the Borrower or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service

3.2 Default Interest. Notwithstanding the rates of interest specified above, at any time an Event of Default exists, at Lender’s election upon written notice to Borrower, the interest rate per annum applicable to each Loan shall be increased by five percent (5%) (the “Default Rate”). Notwithstanding the foregoing, upon the occurrence of an Event of Default under Sections 12.1.1 or 12.1.4, such increase shall occur automatically. In no event shall interest payable by Borrower to Lender hereunder exceed the maximum rate permitted under applicable law, and if any such provision of this Agreement is in contravention of any such law, such provision shall be deemed modified to limit such interest to the maximum rate permitted under such law.

3.3 Interest Payment Dates. Accrued interest on each Loan shall be payable on the first day of each calendar quarter (commencing on October 1, 2022), upon a prepayment of such Loan, and at maturity. After maturity, and at any time an Event of Default exists, accrued interest on all Loans shall be payable on demand.

3.4 Setting and Notice of SOFR Interest Rates. The applicable SOFR Interest Rate shall be determined by Lender, and notice thereof shall be given by Lender promptly to Borrower. Each determination of the applicable SOFR Interest Rate by Lender shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. Lender shall, upon written request of Borrower, deliver to Borrower a statement showing the computations used by Lender in determining any applicable SOFR Interest Rate hereunder.

3.5 Computation of Interest. Interest on any applicable portion of the outstanding principal balance of each SOFR Loan shall be calculated by multiplying (i) the actual number of days elapsed in the period for which the calculation is being made by, (ii) a daily rate based on a three hundred sixty (360) day year by, (iii) such portion of the outstanding principal balance of the Loan. Such interest shall be calculated on a daily basis based upon the outstanding principal amount of such SOFR Loan as of the applicable date of determination. The applicable Term SOFR shall be determined by Lender, and such determination shall be conclusive absent manifest error. Interest calculated at the Prime Rate Loan shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Prime Rate Loan shall change simultaneously with each change in the Prime Rate.

3.6 Initial Interest Period for Term SOFR Loans. Borrower shall select a SOFR Loan not later than 11:00 a.m. on the third (3rd) Business Day prior to the proposed commencement of such SOFR Loan. Such notice by Borrower of its selection shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a written notice of its selection, specifying (i) the proposed date of such proposed commencement of such SOFR Loan, and (ii) the duration of the selected Term SOFR Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each notice of its selection shall be irrevocable by and binding on Borrower once given. If Borrower fails to timely select such Term SOFR Interest Period as aforesaid, the Term SOFR Interest Period shall be a one-month Term SOFR Interest Period.”

C. Reference to “LIBOR Loans” or “LIBOR Rate Loans” in Section 4.2 and Section 5.2 of the Loan Agreement shall mean “SOFR Loans”.

D. Prepayment of Term SOFR Loans. Section 4.2 is hereby amended by adding the following new Subsection 4.2.3 thereto immediately following Subsection 4.2.2 thereof as follows:

“4.2.3 Prepayments of Term SOFR Loans. In addition to any requirements otherwise set forth in this Agreement, if Borrower elects, or is required, to prepay any SOFR Loan, Borrower shall pay all amounts due with respect thereto set forth in Section 6.1 and Section 6.4, if applicable.”

E. Due Date Extension. Section 5.3 of the Loan Agreement is hereby amended by deleting Section 5.3 in its entirety and substituting therefor the following:

“5.3 Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a SOFR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.”

F. Increased Costs; Special Provisions for SOFR Loans. Section 6 of the Loan Agreement is hereby amended by deleting Section 6 in its entirety and substituting therefor the following:

“SECTION 6 INCREASED COSTS; SPECIAL PROVISIONS FOR SOFR LOANS.

6.1 Increased Costs. (a) If, after the date hereof, any Change in Law: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the SOFR Interest Rate pursuant to Section 3), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by Lender; (ii) subject any Recipient to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loan, loan principal, letters of credit, commitments or other obligations, or its deposit reserves, other liabilities or capital attributable thereto; or (iii) shall impose on Lender any other condition affecting its SOFR Loans, its Note or its obligation to make SOFR Loans; and the result of anything described in clauses (i), (ii) and (iii) above is to increase the cost to (or to impose a cost on) Lender of making or maintaining any SOFR Loan, or to reduce the amount of any sum received or receivable by Lender (whether of principal, interest or any other amount) under this Agreement or under its Note with respect thereto, then upon demand by Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), Borrower shall pay directly to Lender such additional amount as will compensate Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is nine months prior to the date on which Lender first made demand therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(b) If Lender shall reasonably determine that any Change in Law regarding capital adequacy, affecting Lender, or any lending office of Lender, or Lender’s holding company, if any, has or would have the effect of reducing the rate of return on Lender's or Lender’s holding company’s, if any, capital as a consequence of Lender's obligations hereunder to a level below that which Lender or such controlling Person could have achieved but for such Change in Law (taking into consideration Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by Lender or such controlling Person to be material, then from time to time, upon demand by Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), Borrower shall pay to Lender such additional amount as will compensate Lender or such controlling Person for such reduction so long as such amounts have accrued on or after the day which is nine months prior to the date on which Lender first made demand therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

6.2 Inability to Determine Rates. Subject to Section 6.9, if (i) Lender determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on or prior to the first day of any Term SOFR Interest Period, or (ii) Lender determines that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Term SOFR Interest Period does not adequately and fairly reflect the cost of funding such Loan, Lender will promptly so notify the Borrower. Upon notice thereof by Lender to Borrower, any obligation of Lender to make or continue SOFR Loans shall be suspended (to the extent of the affected SOFR Loans or the affected Term SOFR Interest Periods) until Lender revokes such notice. Upon receipt of such notice, (A) Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Term SOFR Interest Periods) or, failing that, Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Prime Rate Loans in the amount specified therein, and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Prime Rate Loans at the end of the applicable Term SOFR Interest Period. Upon any such conversion, Borrower shall also pay any additional amounts required pursuant to Section 6.4.

6.3 Illegality. If Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, or to determine or charge interest rates based upon SOFR, then, upon notice thereof by Lender to

Borrower, any obligation of Lender to make or continue SOFR Loans or to convert Prime Rate Loans to SOFR Loans shall be suspended, in each case until Lender notifies Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from Lender, prepay or, if applicable, convert all SOFR Loans of Lender to Prime Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay any additional amounts required pursuant to Section 6.4.

6.4 Compensation for Losses. In the event of (i) the payment of any principal of any SOFR Loan or the conversion of any SOFR Loan other than on the payment date therefor (including as a result of an Event of Default) or the last day of the Term SOFR Interest Period applicable thereto (including as a result of an Event of Default), (ii) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, or (iii) any acceleration of the maturity of the Loan by Lender in accordance with the terms of this Agreement or the Notes, then, in any such event, Borrower shall compensate Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds. A certificate of Lender setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

6.5 Right of Lender to Fund through Other Offices. Lender may, if it so elects, fulfill its commitment as to any SOFR Loan by causing a foreign branch or Affiliate of Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by Lender and the obligation of Borrower to repay such Loan shall nevertheless be to Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

6.6 Discretion of Lender as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if Lender had actually funded and maintained each SOFR Loan during each one (1) month period for such Loan through the purchase of deposits having a maturity corresponding to such (1) month period and bearing an interest rate equal to the SORF Interest Rate for such (1) month period.

6.7 Mitigation of Circumstances. Lender shall promptly notify Borrower of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in Lender's reasonable judgment, otherwise disadvantageous to Lender) to mitigate or avoid, (i) any obligation by Borrower to pay any amount pursuant to Sections 5.5 or 6.1 or (ii) the occurrence of any circumstances described in Sections 6.2 or 6.3 (and, if Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, Lender shall promptly so notify Borrower). Without limiting the foregoing, Lender will designate a different funding office if such designation will avoid (or reduce the cost to Borrower of) any event described in clause (i) or (ii) above and such designation will not, in Lender's reasonable judgment, be otherwise disadvantageous to Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

6.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of Lender pursuant to Sections 6.1, 6.2, 6.3, 6.4 and 6.7 shall be conclusive absent demonstrable error. Lender may use reasonable averaging and attribution methods in determining compensation under Sections 6.1 and 6.4, and the provisions of such Sections shall survive repayment of the Obligations, cancellation of any Note(s) and termination of this Agreement.

6.9 Benchmark Replacement Setting; Benchmark Conforming Changes.

(a) Benchmark Replacement. Upon the occurrence of a Benchmark Transition Event, Lender and Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment will become effective at 5:00 p.m. (Chicago time) on the fifth (5th) Business Day after Lender has posted such proposed amendment to Borrower so long as Lender has not received, by such time, written notice of objection thereto from Borrower. No such replacement will occur prior to the applicable Benchmark Transition Start Date. In connection with Term SOFR or the implementation of a Benchmark Replacement, Lender will have the right to make Benchmark Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Lender will promptly notify Borrower of the implementation of any Benchmark Replacement and the effectiveness of any Benchmark Conforming Changes. Lender will promptly notify Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to this Section. Any determination, decision or election that may be made by Lender pursuant to this Section will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section. Notwithstanding anything to the contrary herein or in any other Loan Document (other than any Hedging Agreement), at any time, (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Lender in its reasonable discretion, or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor, and (b) if a tenor that was removed pursuant to clause (a) above either (i) is subsequently displayed on a screen or information service for a Benchmark or (ii) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark, then Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Prime Rate Loans, and any outstanding affected SOFR Loans will be deemed to have been converted into Prime Rate Loans at the end of the applicable Term SOFR Interest Period.

(b) The following terms shall have the following meanings:

“Available Tenor” means, as of any date of determination with respect to the then-current Benchmark, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” or similar term pursuant to Section 6.9.

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 6.9.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Lender giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Lender giving due consideration to any selection or recommendation by the Relevant Governmental Body, or any evolving or then-prevailing market convention at such time, for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such type of replacement for U.S. dollar-denominated syndicated credit facilities.

“Benchmark Conforming Changes” means, with respect to Term SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including (a) changes to the definition of “Business Day” or other definitions, (b) the addition of concepts such as “interest period”, (c) changes to timing and/or frequency of determining rates, making interest payments, giving borrowing requests, prepayment, conversion or continuation notices, or length of lookback periods, (d) the applicability of Section 6.4, and (e) other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and implementation of Term SOFR or such Benchmark Replacement and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or determines that no such market practice exists, in such other manner as Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause

(c) even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official or resolution authority with jurisdiction over the administrator for such Benchmark (or such component), or a court or an entity with similar insolvency or resolution authority, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 6.9 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 6.9.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

(c) Deletion of Existing Benchmark Replacement Provisions. To the extent that the Agreement, prior to the Second Amendment Effective Date, contains provisions governing the replacement of the LIBOR Rate (or replacement of a rate that replaces the LIBOR Rate), such provisions are deleted from the Agreement.”

G. Elimination of Watch List Report Requirement. Section 8.1.3 of the Loan Agreement is hereby amended by deleting Section 8.1.3 in its entirety and substituting therefor the following:

“8.1.3. [Reserved]”

V. Conditions Precedent. Lender’s obligation to provide the Additional Financial Accommodations to Borrower is subject to the full and timely performance of the following conditions precedent:

A. Borrower executing and delivering, or causing to be executed and delivered to Lender, the following documents, each of which shall be in form and substance acceptable to Lender:

(i)
the Second Amendment;

(ii)
a Seventh Amended Revolving Note;

(iii)
a Company General Certificate executed and delivered by Borrower to Lender, if requested; and

(iii) such other agreements, documents and instruments as Lender may reasonably request.

B. No Default or Event of Default exists under the Loan Agreement, as amended by this Second Amendment, or the other Loan Documents;

C. No claims, litigation, arbitration proceedings or governmental proceedings not disclosed in writing to Lender prior to the date of hereof shall be pending or known to be threatened against Borrower and no known material development not so disclosed shall have occurred in any claims, litigation, arbitration proceedings or governmental proceedings so disclosed which in the opinion of Lender is likely to materially or adversely affect the financial position or business of Borrower or the capability of Borrower to pay its obligations and liabilities to Lender; and

D. There shall have been no material or adverse change in the business, financial condition or results of operations since the date of Borrower’s most recently delivered financial statements to Lender.

VI. Conflict. If, and to the extent, the terms and provisions of this Second Amendment contradict or conflict with the terms and provisions of the Loan Agreement, the terms and provisions of this Second Amendment shall govern and control; provided, however, to the extent the terms and provisions of this Second Amendment do not contradict or conflict with the terms and provisions of the Loan Agreement, the Loan Agreement, as amended by this Second Amendment, shall remain in and have its intended full force and effect, and Lender and Borrower hereby affirm, confirm and ratify the same.

VII. Severability. Wherever possible, each provision of this Second Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Second Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Second Amendment, the balance of which shall remain in and have its intended full force and effect. Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

VIII. Reaffirmation. Borrower hereby reaffirms and remakes all of its representations, warranties, covenants, duties, obligations and liabilities contained in the Loan Agreement, as amended hereby.

IX. Fees, Costs and Expenses. Borrower agrees to pay, upon demand, all fees, costs and expenses of Lender, including, but not limited to, reasonable attorneys’ fees, in connection with the preparation, execution, delivery and administration of this Second Amendment and the other agreements, documents and instruments executed and delivered in connection herewith or pursuant hereto.

X. Choice of Law. This Second Amendment has been delivered and accepted in Chicago, Illinois, and shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of law as to all matters, including matters of validity, construction, effect, performance and remedies.

XI. Counterparts. This Second Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile or email transmitted executed counterpart to this Second Amendment and the other agreements, documents and instruments executed in connection herewith will be deemed an acceptable original for purposes of consummating this Second Amendment and such other agreements, documents and instruments; provided, however, Borrower shall be required to deliver to Lender original executed signature pages in substitution for said facsimile or email transmitted signature pages upon Lender’s request therefor.

XII. Waiver of Jury Trial. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY.

XIII. Authorization. The Borrower represents and warrants that the execution, delivery and performance of this Second Amendment and the documents referenced herein are within the powers and authority of the Borrower and have been duly authorized by all necessary action and do not and will not contravene or conflict with the Articles of Incorporation or Bylaws of the Borrower.

XIV.
Effectiveness of Prior Documents. Except as specifically modified hereby, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. All warranties and representations contained in the Loan Agreement and the other Loan Documents shall be deemed remade and affirmed as of the date hereof by the Borrower, except any and all references to the Loan Agreement in such representations, warranties and covenants shall be deemed to include the Loan Agreement as amended by this Second Amendment. All collateral previously provided to secure the Loan Agreement continues as security, and all guaranties, if any, guaranteeing obligations under the Loan Documents remain in full force and effect. This is a Second Amendment, not a novation.

XV.
Preconditions of Effectiveness. This Second Amendment shall become effective only upon the execution by the Borrower and the Lender, and approval by any other third party required by the Lender.

XVI.
No Waiver of Defaults; Warranties. This Second Amendment shall not be construed as or be deemed to be a waiver by the Lender of existing defaults by the Borrower, whether known or undiscovered. All agreements, representations and warranties made herein shall survive the execution of this Second Amendment.

[signature page follows]

In Witness Whereof, Lender and Borrower have caused this Second Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.

BORROWER:

Byline Bancorp, Inc., a Delaware corporation, successor by merger to Byline Bancorp, Inc, an Illinois corporation

By: /s/ Alberto J. Paracchini

Name/ Title: Alberto Paracchini, President

NEGATIVE PLEDGE AFFIRMATION AND CONSENT

BYLINE BANCORP, INC., a Delaware corporation, successor by merger to Byline Bancorp, Inc, an Illinois corporation, its capacity as Borrower under the Negative Pledge Agreement, as may be amended, hereby consents to and agrees to the terms of the foregoing First Amendment, as of the day and year first above written.

Byline Bancorp, Inc., a Delaware corporation, successor by merger to Byline Bancorp, Inc, an Illinois corporation

By: /s/ Alberto J. Paracchini

Name/ Title: Alberto Paracchini, President

ACCEPTED AND AGREED TO: LENDER:

CIBC BANK USA

By: /s/ Charles J. Griffin

Name: _Charles J. Griffin

Title: Managing Director

[signature page – Second Amendment to First Amended and Restated Revolving Credit Agreement]

SEVENTH AMENDED REVOLVING NOTE

$15,000,000.00 October 7, 2022,

but effective October 7, 2022

Chicago, Illinois

THE UNDERSIGNED, Byline Bancorp, Inc., a Delaware corporation (the “Borrower”), for value received, promises to pay to the order of CIBC Bank USA (the “Lender”) at its principal office in Chicago, Illinois, the aggregate unpaid amount of all Revolving Loans made to the undersigned by Lender pursuant to the Loan Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of Lender), such principal amount to be payable on the dates set forth in the Loan Agreement.

The Borrower further promises to pay interest on the unpaid principal amount of the Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Loan Agreement. Payments of both principal plus interest are to be made in lawful money of the United States of America.

This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Amended and Restated Revolving Credit Agreement, dated as of October 9, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), between the Borrower and Lender, to which Loan Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated. The remaining outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable on the Revolving Loan Maturity Date, which is October 6, 2023. Terms not otherwise defined herein are used herein as defined in the Loan Agreement. This Seventh Amended Revolving Note (“Seventh Amended Note”) is an amendment to and restatement, without novation or satisfaction, of that certain Sixth Amended Revolving Note dated on or about October 8, 2021 (the “Original Note”). Accordingly, Borrower acknowledges that all amounts presently due and owing under the Original Note shall be deemed transferred to and be advanced under this Sixth Amended Note.

If any attorney is engaged by Lender to enforce or defend any provision of this Note or any of the other Loan Documents, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand all attorneys' fees and expenses, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys' fees and expenses had been added to the principal.

No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Note or any of the other Loan Documents shall constitute a waiver of any breach, default or failure of condition under this Note, the Loan Agreement or any of the other Loan Documents or the obligations secured thereby. A waiver of any term of this Note or any of the other Loan Documents or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the Loan evidenced by this Note, the terms of this Note shall prevail.

Except as otherwise provided in the Loan Agreement, Borrower expressly waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of late charges, and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note. In addition, Borrower expressly agrees that this Note and any payment coming due hereunder may be extended from time to time without in any way affecting the liability of any such party hereunder.

Time is of the essence with respect to every provision hereof. This Note shall be construed and enforced in accordance with the laws of the State of Illinois, except to the extent that federal laws preempt the laws of the State of Illinois, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any Federal or State court located in Chicago, Illinois having proper venue and also consent to service of process by any means authorized by Illinois or Federal law. Any reference contained herein to attorneys' fees and expenses shall be deemed to be to reasonable fees and expenses and to include all reasonable fees and expenses of in-house or staff attorneys and the reasonable fees and expenses of any other experts or consultants.

All agreements between Borrower and Lender (including, without limitation, this Note and the Loan Agreement, and any other documents securing all or any part of the indebtedness evidenced hereby) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, the Loan Agreement or any other documents securing all or any part of the indebtedness evidenced hereby at the time performance of such provisions shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such applicable laws, and if, for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal of this Note (whether or not then due and payable) and not to the payment of interest or refunded to Borrower if such principal has been paid in full.

Any notice which either party hereto may be required or may desire to give hereunder shall be governed by the notice provisions of the Loan Agreement.

BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS REVOLVING NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER'S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

[THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the undersigned has executed this Note or caused this Note to be executed by its duly authorized representative as of the date first above written.

Borrower:

Byline Bancorp, Inc., a Delaware corporation

By: /s/ Alberto J. Paracchini

Name/ Title: Alberto Paracchini, President

Signature Page to Note